Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

           Attention Business Editors:
           Western Goldfields Announces 2009 Outlook and Fourth Quarter Production
           Update for the Mesquite Mine

           TORONTO, Jan. 19 /CNW/ - Western Goldfields Inc. ("Western Goldfields" or
the "Company") (TSX:WGI, NYSE Alternext:WGW) is pleased to announce its 2009 outlook and fourth quarter production update for the Mesquite Mine. All amounts are expressed in United States dollars unless otherwise indicated.

           <<
           -   Gold production for 2009 is expected to be in the range of 140,000 to
               150,000 ounces, a significant increase over 2008
           -   Gold production is expected to range from 33,000 to 38,000 ounces in each of the first three quarters before increasing to 38,000 to
               43,000 ounces in the fourth quarter
           -   Gold production for the fourth quarter and full year 2008 totaled
               30,465 and 110,412 ounces, respectively
           -   The Company reduced its debt by $17.7 million to $68.6 million at
               December 31, 2008

           2009 Full Year Guidance
           -----------------------
           >>
           The Company today announces its 2009 guidance for Western Goldfields'
Mesquite Mine in California. In 2009, the Company expects to incur $68.0 to
$72.0 million in operating costs to place and process approximately 155,000 recoverable ounces of gold on the leach pad, resulting in a cost per recoverable ounce placed(1) of $430 to $450 per ounce for the year. At the end of 2008, Western Goldfields had approximately 55,000 recoverable ounces of inventory on the leach pad which is estimated to increase to approximately
65,000 ounces at the end of 2009. Due to the timing of leach pad recoveries and the impact of inventory adjustments, the Company forecasts production and sales to be between 140,000 and 150,000 ounces at cost of sales per ounce(2)
of $530 to $540. As higher cost leach pad gold inventory at December 31, 2008 is planned to be replaced by lower cost inventory at December 31, 2009, the planned cost of sales(3) for 2009 includes approximately $11 million from the expected reduction in the value of leach pad gold inventory. These costs were included in work in process inventory at December 31, 2008 and therefore do not affect 2009 operating cash flow. Operating cash flow is expected to be $40
- $45 million for 2009 assuming a gold price of $850 per ounce. Western
Goldfields expects production and sales to grow again in 2010 to approximately
175,000 ounces with total operating costs remaining similar to 2009 at $68 to
$72 million, thus reducing the cost of sales per ounce(2) in 2010 to approximately $400.
           "We are very excited as we move into 2009; our increased production and cash flow generation will allow us to continue to de-lever our balance sheet and better position us to pursue the strategic growth opportunities that lie before us," said Randall Oliphant, Chairman.

           <<
           2009 Quarterly Guidance
           -----------------------
           >>
           While total operating costs are expected to remain consistent on a quarterly basis from $16.5 to $18.5 million, higher stripping ratios and lower grades result in lower ounces placed and lower production in the first three quarters of 2009. Approximately 50% of the recoverable ounces placed in 2009 are forecast to be placed in the fourth quarter. Production in each of the first three quarters is expected to be 33,000 to 38,000 ounces before increasing to 38,000 to 43,000 ounces in the fourth quarter. The cost of sales per ounce(2) in the first three quarters of the year are forecast to be $595 to $605 and include approximately $4 million per quarter of costs from the expected reduction in the value of leach pad gold inventory quarter to quarter. The fourth quarter cost of sales per ounce(2) are expected decline to
$365 to $375 and include approximately a $1 million reduction to cost of sales(3) from the expected increase in the value of leach pad gold inventory during the fourth quarter. The inventory related costs do not impact the
Company's cash flow in the respective quarters.

           <<
           Fuel Price Assumption
           ---------------------
           >>
           The 2009 cost of sales(3) forecast assumes a diesel price of $1.75 per gallon for the 50% of Mesquite's 2009 diesel requirement that is currently unhedged; $1.75 per gallon corresponds to the current price paid for diesel at
Mesquite. Diesel represents approximately 20% of Mesquite's annual operating cost. Cost of sales per ounce(2) is impacted by changes in diesel price as approximately 50% of Mesquite's annual diesel consumption remains unhedged.
Every $0.10 per gallon movement in diesel price now results in an approximate
$2 per ounce change in cost of sales per ounce(2).

           <<
           2008 Fourth Quarter and Full Year Production Results
           ----------------------------------------------------
           >>
           The Company also announces its 2008 unaudited fourth quarter and full year production results. During the fourth quarter and full year 2008, Western
Goldfields sold 30,625 and 110,880 ounces, respectively. Gold production was
30,465 and 110,412 ounces during the fourth quarter and full year, respectively. The Company realized average gold prices of $799 and $855 per ounce during the fourth quarter and full year, respectively. Unaudited cost of sales per ounce(2) for the fourth quarter were $515 with unaudited cost of sales per ounce(2) for the full year of $508.

           <<
                                          Fourth Quarter 2008     Full Year 2008
                                          -------------------     --------------

           Ounces Sold                    30,625                  110,880
           Ounces Produced                30,465                  110,412
           Cost of Sales per ounce(2)     $515                    $508
           Average realized gold price    $799 per ounce          $855 per ounce

           The Company will provide a complete statement of its 2008 production and cost of sales(2) as part of its fourth quarter and year-end 2008 financial results, which are expected to be released on March 6, 2009.

           Liquidity and Capital Resources
           -------------------------------
           >>
           Western Goldfields repaid $17.7 million of its outstanding debt at the end of 2008 leaving $68.6 outstanding under the credit facility. At the end of
2008, the Company had cash of $18.8 million, including $7.5 million of restricted cash. As Mesquite's capital program is completed, the Company expects nominal sustaining capital requirements going forward. Western
Goldfields forecasts approximately $1.5 million in capital spending in 2009 and only $0.5 million annually thereafter. Western Goldfields intends to continue using Mesquite's cash flow to de-lever the balance sheet and pursue disciplined growth opportunities.

           <<
           (1) Cost per recoverable ounce placed is defined as total operating costs divided by the number of recoverable ounces placed on the leach pad.
           (2) Cost of sales per ounce is defined as cost of sales as per the
               Company's financial statements divided by the number of ounces sold.
           (3) Cost of sales is defined as mine operating costs, including changes in leach pad inventory, plus royalties. Cost of sales does not include non-cash amortization and accretion expense.
           >>

           Note: (1) is a Non-GAAP measure that does not have any standardized meaning prescribed under U.S. GAAP, and therefore they may not be comparable to similar measures employed by other companies. The data is intended to provide additional information which will allow statement readers to assess the future cash flow generation ability of the Company and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

           <<
           Western Goldfields Inc.
           -----------------------
           >>
           Western Goldfields Inc. is a gold production and exploration company with a focus on precious metal mining opportunities in North America. The Mesquite
Mine, currently the Company's sole asset, was brought into production in
January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.8 million ounces in Proven and Probable Reserves as outlined in more detail in its latest annual report on Form 10K filed on www.sedar.com. Western
Goldfields common shares trade on the Toronto Stock Exchange under the symbol
WGI, and on the NYSE Alternext under the symbol WGW. For further details, please visit www.westerngoldfields.com.

           Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release. Mr. Hanson is an officer of the Company.

           <<
           Forward-Looking Information
           ---------------------------
           >>
           Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian securities law. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, receipt of working capital, anticipated revenues, timing of the recovery of gold and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. Expected production results and cost of sales (including without limitation, statements made with respect to future production and costs contemplated by our mine plan) are based in part on current and historical production and cost data factoring certain assumptions with respect to future metal prices, costs and availability of supplies and labour and other parameters. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, variations in metal prices and/or cost of supplies, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, as well as those set forth in the Company's Annual Report on Form
10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and
Exchange Commission and with SEDAR, under the caption "Risk Factors" as well as other filings made by the Company with securities regulatory authorities.
Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the
Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

           %CIK: 0001394186

           /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, Chief Executive Officer, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
           (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 17:15e 19-JAN-09